UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

MISSION PRODUCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39561	95-3847744
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2710 Camino Del Sol
Oxnard, CA	93030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 981-3650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AVO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On May 28, 2026 (the “Closing Date”), Mission Produce, Inc., a Delaware corporation (the “Company” or “Mission Produce”), completed the previously announced mergers pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated January 14, 2026, by and among the Company, Calavo Growers, Inc., a California corporation (“Calavo”), Cantaloupe Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of Mission Produce (“Merger Sub I”), and Cantaloupe Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Mission Produce (“Merger Sub II”). On the Closing Date, pursuant to the Merger Agreement and on the terms and conditions set forth therein, (a) Merger Sub I merged with and into Calavo, pursuant to the provisions of the California Corporations Code, as amended (the “CCC”) and the General Corporation Law of the State of Delaware, as amended (the “DGCL”), with Calavo as the surviving entity (the “Surviving Corporation” and such transaction the “First Merger”) and (b) immediately following the First Merger, the Surviving Corporation merged with and into Merger Sub II, with Merger Sub II as the surviving entity (the “Surviving Company”), in accordance with the applicable provisions of the CCC, the DGCL and the Delaware Limited Liability Company Act, as amended (the “DLLCA” and such merger, the “Second Merger” and together with the First Merger, the “Mergers”).

All defined terms used in this Current Report on Form 8-K that are not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Merger Consideration; Effect on Capital Stock

Pursuant to the Merger Agreement, upon the execution, acknowledgement, delivery and filing of the certificate of merger with respect to the First Merger with the Office of the Secretary of State of California as provided under the CCC and the Secretary of State of the State of Delaware as provided under the DGCL (the “First Effective Time”), each share of common stock, par value $0.001 per share of Calavo (“Calavo Common Stock”) issued and outstanding immediately prior to the First Effective Time (other than shares held by Calavo or any subsidiary of Calavo, including shares held as treasury stock, or held, directly or indirectly, by Mission Produce, Merger Sub I or Merger Sub II or any of their wholly owned subsidiaries immediately prior to the First Effective Time (which were canceled at the First Effective Time for no consideration) (such shares, the “Cancelled Shares”)), and any shares of Calavo Common Stock held by a dissenting shareholder who exercised its rights pursuant to Chapter 13 of the CCC (such shares, the “Dissenting Shares”)) was converted into the right to receive, in accordance with the terms of the Merger Agreement (i) a number of validly issued, fully paid and nonassessable shares of common stock, par value $0.001 per share, of Mission Produce (“Mission Produce Shares”) equal to 0.9790 (the “Exchange Ratio” and such shares the “Per Share Stock Consideration”), subject to the right to receive cash in lieu of fractional Mission Produce Shares, if any, into which such shares of Calavo Common Stock have been converted (the “Fractional Share Consideration”) and (ii) $14.85 in cash, without interest (the “Per Share Cash Consideration” and, together with the Per Share Stock Consideration and the Fractional Share Consideration, the “Merger Consideration”).

Treatment of Calavo Equity Awards

Additionally, at the First Effective Time, outstanding equity awards denominated in shares of Calavo common stock were treated in accordance with the Merger Agreement. Subject to applicable tax withholding, (i) each outstanding Calavo option that was outstanding immediately prior to the First Effective Time became fully vested, was cancelled and converted into the right to receive a cash payment equal to the excess, if any, of the per-share merger consideration value over the applicable exercise price, multiplied by the number of shares subject to the Calavo option, and (ii) each outstanding Calavo restricted stock unit (including any deferred restricted stock units) that was outstanding immediately prior to the First Effective Time vested, was cancelled and converted into the right to receive a cash payment equal to the per-share merger consideration value multiplied by the number of shares subject to such award. The foregoing summary is qualified in its entirety by reference to the Merger Agreement and the joint proxy statement/prospectus included in Mission Produce’s Registration Statement (as defined below) which are incorporated herein by reference.

Aggregate Merger Consideration

The total aggregate consideration payable in the Mergers was approximately 17,531,182 Mission Produce Shares and $265,922,425. The cash consideration was paid by Mission Produce using a combination of (a) available cash on hand and (b) third-party debt financing. In order to fund the cash portion of the Merger Consideration and to pay certain other transaction costs and expenses, on the Closing Date, Mission Produce borrowed additional funds under the term loan facilities and the revolving credit facility, in each case, governed by that certain Amended and Restated Credit Agreement (the “Credit Agreement”), dated April 1, 2026, by and among Mission Produce, Bank of America, N.A., as administrative agent, and the other parties thereto. The Closing Date constituted the Cantaloupe Acquisition Funding Date (as defined in the Credit Agreement).

The issuance of Mission Produce Shares in connection with the First Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Mission Produce’s registration statement on Form S-4 (File No. 333-294128), filed with the Securities and Exchange Commission (the “SEC”) on March 9, 2026, as amended on March 18, 2026, and declared effective on March 20, 2026 (the “Registration Statement”). The joint proxy statement/prospectus included in the Registration Statement contains additional information about the Mergers.

The foregoing description of the Merger Agreement and the related transactions (including, without limitation, the Mergers) does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Delisting of Calavo Common Stock

Calavo notified its principal trading market, the Nasdaq Global Select Market (“Nasdaq”), that the Mergers would be effective on May 28, 2026. On May 28, 2026, Nasdaq filed with the SEC a Notification of Removal from Listing and/or Registration Under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to remove shares of Calavo Common Stock from listing on Nasdaq and withdraw the registration of Calavo Common Stock under Section 12(b) of the Exchange Act.

Following the effectiveness of such Form 25, Mission Produce or Merger Sub II intends to file with the SEC certifications on Form 15 under the Exchange Act requesting that the shares of Calavo Common Stock be deregistered and that Calavo’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

Name Change; Governance of the Surviving Company

In connection with the closing of the Mergers, effective as of the Closing Date, the name of the Surviving Company was changed from Cantaloupe Merger Sub II, LLC to Calavo Growers, LLC. In connection with the Mergers, the following persons were appointed to serve on the Board of Managers of the Surviving Company: John Pawlowski and Bryan Giles.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Appointment of Director

In connection with the closing of the Mergers, effective as of the Closing Date, Kathleen Holmgren was appointed to the Board of Directors of the Company (the “Board”). Ms. Holmgren was appointed to fill a newly created seat on the Board and will serve as a Class III director, with a term expiring at the Company’s 2029 annual meeting of stockholders.

Ms. Holmgren, 68, served as vice-chair of the Board of Directors and chair of the Compensation Committee of Calavo from January 2017 until the First Effective Time, and as a member of the Board of Directors of Extreme Networks, Inc. (NASDAQ: EXTR) since November 2015. Ms. Holmgren is currently a member of the Board of Directors of Automation Anywhere, Inc., a privately-held American global software company that provides an AI-powered platform for end-to-end process automation, where she serves on their Audit Committee. Ms. Holmgren was also the Chief Operating Officer for Automation Anywhere, Inc. from March 2013 through August 2015 and then served as Chief Officer - Future Workforce until March 2018. From May 2017 through January 2021, Ms. Holmgren was a member of the Board of Directors of Fresh Realm, LLC, a privately-held delivery and business platform for the perishable food industry, representing Calavo’s interests. In June 2021, Ms. Holmgren became an advisory to Circle Security, a cybersecurity platform powered by a patented decentralized cryptographic architecture purpose-built to deliver true prevention. She served on the Board of Directors of Group Delphi, a private design and media production company, from July 2014 through December 2019, and from October 2009 to December 2016, she served on the Board of Directors of Alliance of Chief Executives, LLC, an organization for chief executives. Since 2008, Ms. Holmgren has served as a Principal at Sage Advice Partners, a management consulting firm specializing in the high-tech and green-tech markets. She held the position of President and Chief Executive Officer of Mendocino Software, a privately held enterprise-class application data developer, from November 2007 to March 2008. Prior to November 2007, Ms. Holmgren spent over 20 years at Sun Microsystems, Inc., a publicly-held enterprise software company acquired by Oracle Corporation in 2010, where she held increasingly senior roles, culminating in SVP, Storage Systems. Ms. Holmgren holds a B.S. in Industrial Engineering from California Polytechnic State University and a M.B.A from the Stanford Graduate School of Business.

Ms. Holmgren is not a party to any arrangement or understanding with any other person pursuant to which she was appointed as a director. There are no transactions in which Ms. Holmgren has an interest requiring disclosure under Item 404(a) of Regulation S-K. The newly appointed director will not receive compensation from the Company for her services as a director other than the Company’s standard non-employee director compensation program.

Indemnification Agreements

In connection with the appointment described above, on the Closing Date, the Company entered into its standard indemnification agreement for directors with Ms. Holmgren, the form of which was filed as Exhibit 10.7 to the Company’s Form S-1 filed on September 4, 2020.

Item 7.01.	Regulation FD Disclosure.

On the Closing Date, Mission Produce issued a press release announcing the completion of the Mergers described under Item 2.01 above. A copy of this press release is attached as Exhibit 99.1 and is being furnished with this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Company intends to file the financial statements of Calavo required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(b)	Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 days after the required filing date for this Current Report on Form 8-K.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated January 14, 2026, by and among Mission Produce, Inc., Calavo Growers, Inc., Cantaloupe Merger Sub I, Inc. and Cantaloupe Merger Sub II, LLC (incorporated by reference to Exhibit 2.1 to Mission Produce’s Current Report on Form 8-K filed on January 15, 2026).

99.1	Press Release dated May 28, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

All schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of such schedules and exhibits, or any section thereof, to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION PRODUCE, INC.

Date: May 28, 2026	By:	/s/ John Pawlowski
	Name:	John Pawlowski
	Title:	President and Chief Executive Officer